UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TRANSCANADA PIPELINES LIMITED

(Exact name of registrant as specified in its charter)

CANADA

(State or other jurisdiction of incorporation or organization)

52-2179728

(I.R.S. Employer Identification No.)

TransCanada Tower,

450 – 1 Street S.W.,

Calgary, Alberta, Canada T2P 5H1

(Address of Principal Executive Offices of Each Registrant and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:

333-283633

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.250% Junior Subordinated Notes due 2085	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.

The class of securities to be registered hereby is the 6.250% Junior Subordinated Notes due 2085 (“Subordinated Notes”) of TransCanada PipeLines Limited, a corporation organized under the laws of Canada (the “Company”). The Subordinated Notes are being issued under an Amended and Restated Subordinated Debt Indenture, dated as of November 30, 2000, between the Company and Computershare Trust Company, N.A. (as successor to The Bank of Nova Scotia Trust Company of New York), as trustee, as supplemented by a Third Supplemental Subordinated Indenture, dated as of October 9, 2025.

A description of the Subordinated Notes is set forth (i) under the caption “Description of Debt Securities” in the Prospectus forming a part of Registration Statement No. 333-283633 (“Registration Statement”) on Form F-10 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, on December 5, 2024, and (ii) under the caption “Description of the Notes” in the Prospectus Supplement dated October 6, 2025 filed with the Commission pursuant to General Instruction II.L of Form F-10, which description is incorporated herein by reference.

Item 2. Exhibits.

2.1	Registration Statement on Form F-10 (Registration No. 333-283633).

2.2	Amended and Restated Subordinated Debt Indenture, dated as of November 30, 2000, between the Company and Computershare Trust Company, N.A. (as successor to The Bank of Nova Scotia Trust Company of New York), as trustee (incorporated by reference to Exhibit 7.2 to the Registration Statement on Form F-10 (Registration No. 333-283633)).

2.3	Third Subordinated Supplemental Indenture (including Form of Note as Exhibit A).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 10, 2025

TRANSCANADA PIPELINES LIMITED
(Registrant)

/s/ David Marchand
Name: David Marchand
Title: Vice-President, Finance and Treasurer

/s/ Jane M. Brindle
Name: Jane M. Brindle
Title: Vice-President, Law and Corporate
Secretary